EXHIBIT 10.36

LICENSE AGREEMENT
between
CONRAD, Eastern Virginia Medical School
and
Biosyn, Inc., a subsidiary of Cellegy Pharmaceuticals, Inc.

THIS AGREEMENT (this “Agreement”), effective as of the 30th day of January, 2006 by and between Biosyn, Inc. (“Biosyn”), a corporation organized and existing under the laws of the Commonwealth of Pennsylvania and a wholly owned subsidiary of Cellegy Pharmaceuticals, Inc. (“Cellegy”), and having its principal place of business at1800 Byberry Road, Building 13, Huntingdon Valley, PA 19006, and CONRAD, Eastern Virginia Medical School, (“CONRAD”), organized and existing under the laws of the State of Virginia and having its principal place of business at the address set forth in Section 10.1.

WITNESSETH:

WHEREAS, Biosyn owns or controls certain United States patents and patent applications and corresponding foreign patents and patent applications and related technology relating to compounds and formulations having microbicidal properties for treating or preventing the contraction of sexually transmitted diseases and/or inactivating pathogenic microbes;

WHEREAS, Biosyn wishes to grant to CONRAD a non-exclusive license to its Technology related to such compounds and formulations (as specifically defined herein) in the Developing Countries to make, have made, use, research, develop, market and sell, but only for the Public Sector; and

WHEREAS, CONRAD wishes to conduct research and development activities with regard to Biosyn’s Technology and to make, have made, use, research, develop, market and sell, in and for the benefit of the Developing Countries and for the Public Sector, products that incorporate the Technology and to share the results of such research and development activities with Biosyn.

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties contained herein, and intending to be legally bound, the parties agree as follows:

1.	Definitions

“C31G” means compounds, compositions and processes covered under the C31G Patents in Schedule II, along with associated trademarks and know-how, sometimes referred to as Savvy, and for use in the prevention of transmission of sexually transmitted diseases including HIV and for contraception.

“C31G Permitted Field of Use” means for the prevention of infection by HIV and other sexually transmitted pathogens and for contraception, by topical, but not systemic, administration.

“CV-N License” means the Patent License Agreements between Biosyn and the National Institutes of Health (“NIH”) by the Public Health Service (“PHS”) dated February 27, 2003 and February 28, 2003, a copy of which is appended hereto as Schedule V.

“CV-N Permitted Field of Use” means compositions, devices and methods for the prevention of infection by HIV and other sexually transmitted pathogens, by topical, but not systemic, administration, utilizing cyanovirin-N, anti-HIV mutants of cyanovirin-N, including glycosylation-resistant mutants of cyanovirin-N, and anti-HIV fragments of both, including conjugated forms of cyanovirin-N, mutants of cyanovirin-N, and anti-HIV fragments of both, to increase the in vivo half-life, but excluding pegylated cyanovirin-N, pegylated mutants of cyanovirin-N, and pegylated anti-HIV fragments of both. For the avoidance of doubt, such compositions shall include sustained release formulations; devices shall include all drug delivery systems, including but not limited to condoms, sponges, vaginal rings, suppositories, IUDs and other solid matrices; and topical administration shall include administration to mucosal membranes, including vaginal, anal and oral membranes.

“Cyanovirin-N” or “CV-N” means a naturally occurring protein originally isolated from the cyanobacterium Nostoc ellipsosporum.

“Developing Countries” means countries eligible for support from the Global Alliance for Vaccine Initiatives (GAVI) or successor organization, or which at the effective date of this Agreement are those countries with a Gross National Product of less than US $1,000 per capita per year, and at the effective date of this Agreement include those listed in Schedule I.

“Patents” means any and all patent applications (including provisional patent applications) and any and all patents issuing therefrom together with any foreign equivalents, patents of addition, divisions, continuations, continuations-in-part, substitutions, extensions or renewals therefore or re-issues, registrations and re-validations, international applications under the Patent Cooperation Treaty, and including supplementary protection certificates or other governmental-granted exclusivity in the nature of a patent.

“Products” means any product or product candidate that incorporates or is covered by the Technology.

“Public Sector” means the U.S. government and/or the government of a Developing Country, or any nonprofit entity empowered by the U.S. government and/or the government of a Developing Country to act for said government in matters applicable to this Agreement, organizations within the United Nations system including the World Health Organization and UNICEF, and other nonprofit organizations when they purchase drugs or vaccines for delivery, manufacture and/or sale in the U.S. and Developing Countries.

“Technology” means any technology, compounds, formulations, pharmaceutical compositions and methods and processes covered by a Valid Claim in Patents covering C31G, CV-N, or UC-781, including those patents and patent applications listed on Schedule II, Schedule III, and Schedule IV, respectively, a product incorporating C31G, CV-N, or UC-781 or the use or manufacture thereof, and/or other proprietary technology and know-how (including manufacturing process technology) related to C31G, CV-N, or UC-781 or any such Patents.

“UC-781” is a non-nucleoside reverse transcriptase inhibitor of the HIV-1 reverse transcriptase enzyme.

“UC-781 License” means the License Agreement between Biosyn, Inc., and Uniroyal Chemical Company, Inc., dated May 22, 2001, a copy of which is appended hereto as Schedule VI.

“UC-781 Permitted Field of Use” means use as a human topical microbicide, alone or in combination with other compounds, for application to the skin, mucosal and/or epithelial tissue as an active ingredient in formulations such as creams, foams, jellies, or other similar formulations, including contraceptive and other vaginal delivery devices such as sponges, intrauterine devices, diaphragms and condoms; but Permitted Field of Use does not include, and specifically excludes:

(a) non-human uses;

(b) human application for both systemic therapeutic uses and systemic post-exposure prophylactic uses; and

(c) uses when applied to or incorporated into any surface (except for human surfaces consisting of skin, mucosal and/or epithelial tissue) or device (except contraceptive and other vaginal delivery devices as provided for above in this definition) including, but not limited to, gloves, aprons, tubing and filters.

“Valid Claim” means a claim of any issued, unexpired Patent that has not been revoked or held unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction, from which no further appeal can be taken or with respect to which an appeal is not taken within the time allowed for appeal, and which has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise.

2.	License Grant

2.1 Biosyn hereby grants to CONRAD a non-exclusive license in the Developing Countries under the Technology to make, have made, use, conduct research, import, export, offer for sale, sell and have sold Products, solely for the Public Sector in the Developing Countries, and with respect to the Technology related to UC-781, only in the UC-781 Permitted Field of Use, with respect to the Technology related to CV-N, only in the CV-N Permitted Field of Use and with respect to the Technology related to C31G, only in the C31G Permitted Field of Use. CONRAD shall also have the right to make, have made and conduct research on Products anywhere in the world provided that CONRAD may only offer for sale, sell, and have sold such Products solely for the Public Sector in the Developing Countries. CONRAD shall have the right to grant sublicenses only with Biosyn’s written approval, which approval shall not be unreasonably withheld; except that CONRAD may, without Biosyn’s written approval, grant sublicenses to affiliated entities for the sole purpose of executing CONRAD’s charitable mission; provided, however, that any sublicense shall include all applicable restrictions and limitations of this Agreement.

2.2 Biosyn shall provide CONRAD access to its Investigational New Drug Applications for C31G and UC-781 and to such other data relating to C31G, UC-781 and CV-N in Biosyn’s possession as CONRAD shall reasonably request from time to time in order to facilitate research and development activities conducted by CONRAD. Any data or other information provided to CONRAD under this Agreement shall be subject to Section 8 and CONRAD shall only use the same for the sole purpose of conducting research and developing Products in the respective Permitted Fields of Use and for the purpose of providing the Products to the Public Sector in the Developing World (collectively, the “Purpose”). Disclosure of such data and other information can only be made to those representatives and agents who need to know in order to perform activities directed at the Purpose and to regulatory authorities for the purpose of seeking approval of such Products for the Purpose.

2.3 Notwithstanding the provisions of this Agreement to the contrary, to the extent that the rights held by Biosyn to the Technology are subject to or limited by (i) rights held by the Public Health Service, the National Institutes of Health and the U.S. Government under the CV-N License, (ii) rights held by Uniroyal Chemical Company, Inc. under the UC-781 License, (iii) rights held by a government agency, (iv) rights of Philanthropic Ventures Holding Corporation (“PVHC”) granted or to be granted under the Letter of Reaffirmation, dated October 7, 2004, between Cellegy and PVHC, (v) rights granted or to be granted to the International Partnership for Microbicides under the Sponsored Development and Collaboration Agreement, dated as of January 1, 2003, or (vi) the rights of third party philanthropic organizations such as The Global Microbicide Project (“GMP”), the World Health Organization, USAID and the International Partnership for Microbicides, the parties understand and agree that rights to such intellectual property licensed to CONRAD hereunder are subject to such limitations.

2.4 As consideration for the licenses and rights granted to CONRAD under this Agreement, CONRAD shall pay a license grant fee of one hundred dollars ($100.00). CONRAD shall pay the license grant fee within thirty (30) days from the date of execution of this Agreement by both Parties.

3.	Term and Termination

3.1 This Agreement shall commence effective as of the date first above set forth and, unless earlier terminated pursuant to the terms of this Agreement, shall remain in effect until the expiration of the last-to-expire Valid Claim of Patents included in the Technology.

3.2 CONRAD may terminate this Agreement at any time and for any reason or no reason upon sixty (60) days prior written notice. This Agreement may be terminated prior to expiration of the term hereof by either party in the event of any material breach of this Agreement by the other party that shall go uncorrected for a period of sixty (60) days after notice of such breach, setting forth the details thereof with reasonable particularity, has been given to the other party. In the event of any termination under this Section 3.2, the License shall immediately and automatically revert back to Biosyn.

4.	Representations, Warranties and Covenants

4.1 Biosyn represents and warrants to CONRAD that (a) Biosyn is a wholly owned subsidiary of Cellegy Pharmaceuticals, Inc., has been duly incorporated and is a validly subsisting under the laws of the Commonwealth of Pennsylvania; (b) Biosyn has taken all actions necessary to authorize it to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; and (c) this Agreement is a legal, valid and binding obligation of Biosyn, enforceable in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to creditors’ rights and to general equitable principles.

4.2 CONRAD represents and warrants to Biosyn that (a) CONRAD has all requisite power and authority to enter into and perform all of its obligations under this Agreement and to carry out the transactions contemplated hereby in accordance with the terms and conditions set forth herein; and (b) this Agreement is a legal valid and binding obligation of CONRAD, enforceable in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to creditors’ rights and to general equitable principles.

4.3 CONRAD covenants as follows:

(a) CONRAD shall use commercially reasonable efforts to conduct research and/or development activities on Products.

(b) CONRAD shall own all results and data CONRAD creates, develops or collects in its research and development activities related to Products. CONRAD hereby grants to Biosyn an option to purchase some or all such results and data as Biosyn elects, on terms that are no less favorable to Biosyn than commercially reasonable terms for such results and data, and shall negotiate in good faith the terms of such purchase with Biosyn, its parent corporation, successor or permitted assignee, with such terms taking into consideration, among other factors, all of the benefits and burdens of CONRAD hereunder and relating to the results or data sought to be acquired and amounts expended by Biosyn before and after the date of this Agreement related to research and development activities concerning the Technology to which the results or data relate. In all events, the amount payable by Biosyn (or its parent, successor or permitted assignee) shall not exceed the amount of funds expended after the date of this Agreement by CONRAD (excluding overhead) that are directly related to the study or trial producing the results and data that Biosyn desires to acquire; and the foregoing is intended to represent a maximum limit on payment rather than an indicia of a commercially reasonable amount. Except for sale to Biosyn as provided above, CONRAD shall not sell, license or otherwise provide such results or data to a third party for use other than in the Public Sector in Developing Countries.

(c)  CONRAD hereby grants to Biosyn an option to purchase all such results and data and will discuss the terms of such purchase with Biosyn, its parent corporation, successor or permitted assignee in good faith, taking into consideration all of the benefits and burdens hereunder.

(d) CONRAD shall keep Biosyn informed of (i) its research and/or development activities, (ii) efforts to obtain regulatory approvals with respect to any Products it develops and the status of such efforts, and (iii) plans and achievements relating to the sale or distribution of any such Products throughout the Developing Countries. The parties shall meet at times and places mutually agreeable or shall participate in telephone conferences from time to time to enable CONRAD to report to Biosyn on the foregoing matters. Such reporting, whether by telephone or in meetings, shall take place not less frequently than semiannually.

5.	Limitation of Liability

5.1 Biosyn makes no representations or warranties other than those specified in Section 4.1. Without limiting the generality of the foregoing, Biosyn makes no representation or warranty that any Patents are validly issued, that patent applications will issue, that the Technology does not infringe on any third party’s technology or patents, nor that persons other than Biosyn do not own or control technology and know-how substantially similar to technology and know-how comprising part of the Technology.

5.2 Biosyn shall not have any liability for damages, whether direct, indirect, special or consequential, including without limitation damages for economic loss, death or injury to persons or damage to property, in respect of any Patent, the Technology or any Product, whether or not Biosyn shall be advised, shall have reason to know or in fact shall know of the possibility of such damages, except that Biosyn shall have liability for damages arising out of Biosyn’s gross negligence and/or willful misconduct.

5.3 BIOSYN MAKES NO WARRANTIES, EXPRESS OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY SUBJECT MATTER DEFINED BY THE TECHNOLOGY OR ANY TANGIBLE MATERIALS RELATED THERETO.

5.4 Biosyn has no obligation to prosecute or maintain the C31G Patents, the CV-N Patents or the UC-781 Patents. Biosyn shall keep CONRAD reasonably informed of the status of such Patents and patent applications. In the event that Biosyn, and any successors, licensors, collaborative partners, licensees, or other parties, that have or are granted the right to prosecute such Patents elect not to proceed with the filing of any of such Patents or to cease prosecution or maintenance of any of such Patents, Biosyn shall promptly so advise CONRAD who may, but is not obligated to, assume responsibility for such filing, prosecution or maintenance of any such Patents at CONRAD’s own expense, to the extent Biosyn has the power or authority to grant such right to CONRAD under the CV-N License and UC-781 License, as applicable. Biosyn shall promptly assign to CONRAD Biosyn’s entire right, title and interest in and to any such Patents as to which CONRAD assumes responsibility under this Section 5 to the extent that Biosyn has any such right, title and interest. Notwithstanding the foregoing, any rights that might be granted to CONRAD under this Section 5.4 are limited by those rights described in Section 2.3.

5.5 The selection of the Technology for the development, making, use, testing, distribution or sale of Products is solely CONRAD’s, and Biosyn does not assume any responsibility whatsoever for such development, making, use, testing, distribution, or sale.

6.	Indemnification

6.1 CONRAD shall indemnify and hold harmless Biosyn and its parent, subsidiaries, affiliates, directors, officers, employees and agents from and against any and all loss, cost, claim, damage, liability or expense (including reasonable attorneys’ fees, costs of suit and costs of appeal) incurred by any of them arising out of or in connection with any claim, action, suit, proceeding or investigation ("Claim") filed or threatened including, without limitation, any Claim alleging death or injury to any person, with respect to (a) the production, manufacture, testing, sale, marketing, distribution, shipment, transportation, handling, cleanup, use or disposal of any Product developed, manufactured, tested, distributed or sold by or on behalf of CONRAD, and (b) the negligence or willful misconduct of CONRAD and/or its subsidiaries, affiliates, directors, officers, agents, contract manufacturers, distributors, sublicensees and other representatives, except when such Claim arises out of Biosyn’s gross negligence or willful misconduct.

7.	Compliance with Law

7.1 CONRAD, its subsidiaries, affiliates, directors and officers shall, and CONRAD shall use commercially reasonable efforts to cause its agents, contract manufacturers, distributors, permitted sublicensees and other representatives to, comply with all United States federal, state and local laws, rules and regulations and all foreign laws, rules and regulations applicable to the development, testing, production, transportation, packaging, labeling, export, import, marketing, distribution, sale and use of any Products.

8.	Confidentiality

8.1 Except as provided in Section 4.3(b), the recipient of information supplied pursuant to this Agreement shall treat the same as confidential. For purposes of this Section 8.1, the terms "recipient" and "recipient party" shall mean the party receiving information pursuant to this Agreement, its officers, directors, employees and agents. The foregoing obligations as to confidentiality shall not extend to any transmitted information that is publicly available at the date of its disclosure to the recipient party or which is, at that date, already properly in the possession of the recipient party (evidenced by writing) or which may thereafter become publicly available from sources other than the recipient party and its employees or which may properly thereafter become available to the recipient party on a non-confidential basis from a source other than the disclosing party and that is not known by the recipient party to be under an obligation of confidentiality to the disclosing party with respect thereto. The obligations set forth in this Section 8 shall survive for a period of five years after the expiration or termination of this Agreement.

8.2 If either party becomes or believes that it will become legally compelled to disclose any confidential information of the other party, the party subject to such disclosure requirement shall give prompt written notice of such requirement to the other party prior to any such disclosure so that such other party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of Section 8.1 of this Agreement. The party subject to such disclosure requirement shall disclose only the portion of the confidential information that, in the reasonable judgment of its counsel, it is legally required to disclose and shall use reasonable efforts to obtain an appropriate protective order or other reasonable assurance that the confidential information being disclosed will be given confidential treatment.

9.	Publication

9.1 CONRAD may publish manuscripts, abstracts or the like related to its research and development efforts of the Products provided confidential information of Biosyn is not included, or if confidential information of Biosyn is included, after first obtaining approval from Biosyn to include such confidential information. Prior to any publication related to the Technology or the Products, CONRAD shall provide a copy of the proposed manuscript, abstract or other to Biosyn and allow Biosyn a period of thirty (30) days to identify any confidential information of Biosyn contained therein. Upon written request by Biosyn prior to expiration of the thirty (30) day period, CONRAD shall redact such confidential information from the proposed publication. In the event that Biosyn identifies material of a patentable nature in the proposed publication, the submission of the publication will be delayed for thirty (30) days in order to allow a patent application to be filed. Notwithstanding the foregoing, CONRAD may publish any information required of it by any law or regulation governing the manufacture, marketing, sale or distribution of Products.

10.	Notice

10.1 All notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to be duly given upon the delivery or mailing thereof, as the case may be, if hand delivered or sent by registered or certified mail, return receipt requested, postage prepaid, or upon delivery to an express courier service, addressed in any such case:

if to Biosyn:

Biosyn, Inc.
1800 Byberry Road, Building 13
Huntingdon Valley, PA 19006
Attn: President

if to CONRAD:

CONRAD, Eastern Virginia Medical School
1611 North Kent Street
Suite 806
Arlington, VA 22209
Attn: Henry L. Gabelnick, Ph.D., Executive Director

or to such other address as either party shall have specified for itself by notice to the other given in accordance with this Section 10.1.

11.	Use of Name

11.1 Except as otherwise provided herein, neither party shall have any right, express or implied, to use in any manner the name of the other party or any other trade name or trademark or other identifying mark or symbol of the other party for any purpose in connection with the performance of this Agreement.

12.	Assignment; Successors

12.1 Assignment. Neither Biosyn nor CONRAD may assign this Agreement without the prior written consent of the other party, except that (a) Biosyn may assign this Agreement in whole or in part to an affiliated entity, to a successor, or to the purchaser of the related assets and (b) CONRAD may assign this Agreement to affiliated entities for the sole purpose of executing CONRAD’s charitable mission; provided in each case that the assigning party provides prior written notice thereof to the non-assigning party confirming that the assignee has agreed in writing to be bound by the terms hereof.

12.2 Binding Upon Successors and Assigns. Subject to the limitations on assignment herein, this Agreement shall be binding upon and inure to the benefit of any successors in interest and assigns of Biosyn and CONRAD. Any such successor or assignee of either party’s interest shall expressly assume in writing the performance of all the terms and conditions of this Agreement to be performed by such party.

13.	Applicable Law

13.1 This Agreement shall be construed in accordance with the laws of the Commonwealth of Virginia without giving effect to any conflict of law principles.

14.	Announcements

14.1 All press releases and other public announcements related to the subject matter hereof shall be made only with the mutual written agreement of the parties hereto (which shall not be unreasonably withheld or delayed), except that any such public announcement required by law (including regulations of the FDA or Securities and Exchange Commission) may be made without such written agreement.

15.	General

15.1 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

15.2 This Agreement sets forth and constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes any and all prior agreements, understandings, promises and representations made by either party to the other concerning the subject matter hereof and the terms applicable hereto. No other terms and conditions shall be binding on either party including terms that may be additional to or at variance with the terms hereof, unless such provision is expressly agreed to in writing signed by both parties hereto.

15.3 If any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction to which the Agreement is sought to be enforced, (a) such provision shall be deemed amended to conform to applicable laws of such jurisdiction so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken; (b) the validity, legality and enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction; and (c) the remainder of this Agreement shall remain in full force and effect.

15.4 Dispute Resolution. All disputes arising in connection with this Agreement which cannot be settled in an amicable way between CONRAD or EVMS and Biosyn within sixty (60) days shall be mediated in good faith. The Party raising such dispute shall promptly advise the other Party of such claim, dispute or controversy in a writing which describes in reasonable detail the nature of such dispute. By not later than fifteen (15) business days after the recipient has received such notice of dispute, each Party shall have selected for itself a representative who shall have the authority to bind such Party, and shall additionally have advised the other Party in writing of the name and title of such representative. By not later than fifteen (15) business days after the date of such notice of dispute, the Party against whom the dispute shall be raised shall select a mediation firm in Richmond, Virginia, if it is initiated by Biosyn and in Huntingdon Valley, Pennsylvania if it is initiated by CONRAD or EVMS. Such representatives shall schedule a date with such firm for a mediation hearing. The Parties shall enter into a good faith mediation. The mediation shall be non-binding and shall constitute a binding and final resolution upon mutual agreement of the parties. The prevailing Party shall be entitled to an award of reasonable attorney fees incurred in connection with the mediation in such amount as may be determined by the mediators.

15.5 Sovereign Immunity. Nothing in this Agreement shall be construed to waive the sovereign immunity of Eastern Virginia Medical School.

15.6 Force Majeure. Neither Party will be liable for any failure or delay in its performance under this Agreement due to any cause beyond its reasonable control, including acts of war, acts of God, earthquake, flood, fire, embargo, riot, sabotage, labor shortage or dispute, governmental act, or failure of third party power or telecommunications networks, provided that the delayed Party: (a) gives the other Party prompt notice of such cause, and (b) uses its reasonable commercial efforts to promptly correct such failure or delay in performance. Notwithstanding the foregoing, if such event causes a delay in performance of more than ninety (90) days, the unaffected Party shall have the right to terminate this Agreement without penalty upon written notice at any time prior to the affected Party’s resumption of performance.

[signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this License Agreement to be executed by their respective authorized representatives on the dates indicated below.

BIOSYN, INC.

Date: January 31, 2006
By:  /s/ Anne-Marie Corner

Name: Anne-Marie Corner
Title: Senior Vice President

CONRAD
Eastern Virginia Medical School
Date: January 31, 2006

By:  /s/ Henry L. Gabelnick

Name: Henry L. Gabelnick, Ph.D.
Title: Executive Director

Eastern Virginia Medical School
Date: January 31, 2006
By:  /s/ Mark Babashanian

Name: Mark Babashanian
Title: Vice President of Administration & Finance

Acknowledged and Agreed to:

CELLEGY PHARMACEUTICALS, INC.,
parent corporation to Biosyn, Inc.

Date: January 31, 2006

By:  /s/ Richard C. Williams

Name:Richard C. Williams
Title: Chairman/Interim CEO

SCHEDULE I

Initial List of Developing Countries

Afghanistan
Albania
Angola
Armenia
Azerbaijan
Bahamas
Belize
Bangladesh
Barbados
Benin
Bhutan
Bolivia
Bosnia and Herzegovina
Botswana
Burkina Faso
Burundi
Cambodia
Cameroon
Central African
Republic Chad
China
Comoros
Congo
Dominican Republic
Republic oldie Congo
Cote d'Ivoirc
Cuba
Djibouti
Eritrea
Ethiopia
Gambia
Georgia
Ghana
Guinea
Guinea Bissau
Guatemala
Guyana
Haiti
Honduras
India
Indonesia
Kenya
Korea DPR
Kyrgyz Republic

Lao PDR
Lesotho
Liberia
Madagascar
Malawi
Mali
Mauritania
Moldova
Mongolia
Mozambique
Myanamar
Namibia
Nepal
Nicaragua
Niger
Nigeria
Pakistan
Panama
Papua New Guinea
Rwanda
Sao
Tome
Senegal Sierra
Leone
Solomon Islands
Somalia
South Africa
Sri Lanka
Sudan
Suriname
Swaziland
Thailand
Tajikistan
Tanzania
Togo
Trinidad
Tobago
Turkmenistan
Ukraine
Uganda
Uzbekistan
Vietnam
Yemen
Zambia
Zimbabwe

SCHEDULE II
C3IG Patent Listing

I)	U.S. Filings

Parent Number	Inventor	Date Issued	Title
4,839,158	Edwin B. Michaels	6/13/89	Process and composition for oral hygiene
5,314,917	Michaels and Malamud	5/24/94	Method for Inactivating Enveloped Viruses and Sperm
6,297,278	Michaels and Malamud	10/2/01	Method for Inactivating Sexually Transmitted. Enveloped Viruses
5,389,676	Edwin B. Michaels	2/14/95	Viscous Surfactant Emulsion Compositions
5.275,804	Edwin B. Michaels	¼ /194	Process and Composition for Oral Hygiene
5,403,579	Edwin B. Michaels	4/4/95	Process and Composition for Oral Hygiene
5.244,652	Edwin B. Michaels	9/14/93	Viscous Surface Active Composition
6,281,176* }	R.S. Cochran 8/28/0I	8/28/01	Process for producing betainc/amine oxide mixtures

•	This patent is held by Albemarle Corp. and protects the single process production method for C31G. Biosyn has an exclusive license option for this protected process.

ii)	International Filings

Equivalents for USPN 4,839,158; 5,275,804; 5,403,579

Patent Number	Country	Issued	Status
606861	Australia	7/9/1991	Issued
1315693	Canada	4/6/1993	Issued
EP0294391	Switzerland	2/2/1994	Issued
3789020.4	Germany	2/2/1994	Issued
EP0294391	France	2/2/1994	Issued
EP0294391	United Kingdom	2/2/1994	Issued
		2/2/1994	Issued
EP0294391	Italy
2548265	Japan	8/8/1996	Issued
EP0294391	Netherlands	2/2/1994	Issued
EP0294391	Sweden	2/2/1994	Issued

[X] Designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with this commission.

Equivalents for USPN 5,244,652

Patent Number	Country	Issued	Status
663506	Australia	2/6/1996	Issued
[X]	[X]	[X]	[X]
EP0576585	Switzerland	12/20/1995	Issued
69206976.6	Germany	12/20/1995	Issued
EP0576585	France	12/20/1995	Issued
EP0576585	United Kingdom	12/20/1995	Issued
EP0576585	Italy	12/20/1995	Issued
[X]	[X]	[X]	[X]
202057	South Korea	3/17/1999	Issued
EP0576585	Netherlands	12/20/1995	Issued
6991/94	South Africa	6/28/1995	Issued

Equivalents for USPN 5,314,917; 6,297,278

Patent Number	Country	Issued	Status
AP327	Aripo	3/21/1994	Issued
661968	Australia	12/12/1995	Issued
2106683	Canada	9/24/2002	Issued
E0733361	Switzerland	5/30/2001	Issued
E0576425	Switzerland	2/3/1999	Issued
69130871	Germany	2/3/1999	Issued
69132621.2	Germany	5/30/2001	Issued
EP0576425	France	2/3/1999	Issued
EP0733361	France	5/30/2001	Issued
EP0576425	United Kingdom	2/3/1999	Issued
EP0733361	United Kingdom	5/30/2001	Issued
EP0576425	Italy	2/3/1999	Issued
EP0733361	Italy	5/30/2001	Issued
[X]	[X]	[X]	[X]
3228928	Japan	9/7/2001	Issued
227773	South Korea	8/5/1999	Issued
221486	South Korea	6/28/1999	Issued
92/0017	Namibia	11/25/1992	Issued
EP0576425	Netherlands	2/3/1999	Issued
EP0733361	Netherlands	5/30/2001	Issued
9911	African Union	9/15/1994	Issued
2110256	Russian Fed.	7/17/1991	Issued
EP0733361	Sweden	5/30/2001	Issued
EP0576425	Sweden	2/3/1999	Issued
92/1981	South Africa	11/25/1992	Issued

Equivalents for USPN 5,389,676

Patent Number	Country ' Issued		Status
685507	Australia	9/9/1997	Issued
2171294	Canada	9/9/1994	Issued
EP0719137	Switzerland	2/20/2002 2/20/2002	Issued
69429922.7	Germany	2/20/2002	Issued
EP0719137	European Patent	2/20/2002	Issued
EP0719137	Spain	2/20/2002	Issued
EP0719137	France	2/20/2002	Issued
EP07137	United Kingdom	2/20/2002	Issued
EP071937
	Italy	2/20/2002	Issued
509240/95	Japan	9/9/1994
178857	South Korea	11/25/1998	Issued
184513	Mexico	4/23/1997	Issued
MY-112403-	Malaysia	6/30/2401	Issued
EP0719137	Netherlands	2/20/2002	Issued
EP0719137	Sweden	2/20/2002	Issued

SCHEDULE III

CV-N Patent Listing

i)	U.S. Filings

Patent Number	Inventor	Date Issued	Title
5,843,882	Boyd, et al.	12/1/98	Antiviral Proteins and Peptides, DNA, DNA- coding Sequences Thereof, and Uses thereof
5,821,081	Boyd, et al.	10/13/98	Nucleic Acids Encoding Antiviral Proteins and Peptides, Vectors and Host Cells Comprising Same, and Methods of Producing the Antiviral Proteins and Peptides
5,962,653	Boyd, et a].	10/5/99	Methods of Obtaining Antiviral Proteins and Antiviral Peptides from Nostoc Ellipsosporum
5,962,668	Boyd, et al.	10/5/99	Nucleic Acids Encoding Antiviral Proteins and Peptides Fused to Effector Proteins
6,015,876	Michael R. Boyd	1/18/00	Method of Using Cyanovirins
5,998,587	Boyd, et al,	12/7/.99	Anti-cyanovirin Antibody
6,245,737	Michael R.	6/12/01	Conjugates of antiviral proteins or peptides and
	Boyd ___.-_.		virus rviral-envelope glycoproteins
6,420, 336 B1	Michael R.	7/16/02	Methods of Using Cyanovirins Topically to
	Boyd		Inhibit Viral Infection
6,428,790 B1	Michael R.	8/6/02	Cyanovirin Conjugates and Matrix-Anchored
	Boyd		Cyanovirin and Related Compositions and Methods of Use
U.S. Patent Appl.	Michael R.	10/27/99	Methods of Using Cyanovirins to Inhibit Viral
No.	Boyd		Infection
09/427,873
U.S. Patent Appl No. 09/815,079	Michael R. Boyd	03/22/01	Glycosylation-Resistant Cyanovirins and Related Conjugates, Compositions, Nucleic Acids, Vectors, Host Cells, Methods of Production and Methods of Using Nonglycosylated Cyanovirins
U.S_ Patent Appl.	Michael R.	9/12/01	Cyanovirin Conjugates and Matrix-Anchored
No. 09/951,189	Boyd		Cyanovirin and Related Compositions and Methods of Use

Other Biosyn Patents Pending

[X]	[X]	[X]	[X]

[X] Designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with this commission.

Schedule IV

UC-781 Patent Listing

i)	U.S. Filings

Patent Number	Inventor	Date Issued	Title
5,268,389	Harrison, et al.	12/7/93	Thiocarboxylate ester compositions containing the same
5,693,827	Harrison, et al.	12/2/97	Treatment of HIV infections and compounds useful therein
5,696,151	Brouwer, et al.	12/9/97	Compounds useful for the inhibition of the replication of HIV-1 and HIV-1 mutants
6,017,947	Brouwer, et al.	1/25/00	Heterocyclic carbodithioperoxyimidic compounds useful for the inhibition of the replication of HIV
PCT WO 97/45116	Borkow et al.	5/23/97	Use of Thiocarboxanilide derivatives for the preparation of a medicament for preventing the transmission of HIV to uninfected cells and contraceptive compositions comprising the said derivatives

ii)	International Filings

o	Filings equivalent to USPNs 5,268,389 and 5,693,827

Patent Number	Country	Application Number
0497816	Austria	90915588.9
616409	Australia	66035/90
0497816	Belgium	90915588.9
[X]	[X]	[X]
[X]	[X]	[X]
0497816	Switzerland	90915588.9
69019533.8	Germany	90915588.9
0497816	Denmark	90915588.9
0497816	France	90915588.9
0497816	Great Britain	90915588.9
3017128	Greece	90915588.9
198/5	Haiti
Published	Hungary	P9201258
95956	Israel	95956
0497816	Italy	90915588.9
1967760	Japan	514569/90
0222233	South Korea	700831/92
0497816	Luxembourg	90915588.9
179450	Mexico	22844
920R.P.I	Nicaragua	91-009
0497816	Netherlands	90915588.9
235653	New Zealand	235653
[X]	[X]	[X]
2108785	Russian Fed.	5011885.04
0497816	Sweden	90915588.9
NI-58187	Taiwan	79108696
90/8094	South Africa	90/8094

o	Filings equivalent to USPN 5,696,151

Patent Number	Country	Application Number
AP902	Kenya	AP/P/98/01245
AP902	Gambia	AP/P/98/01245
AP902	Ghana	AP/P/98/01245
AP902	Africa (ARIPO)	AP/P/98/01245
AP902	Lesotho	AP/P/98/01245
AP902	Malawi	AP/P/98/01245
AP902	Sudan	AP/P/98/01245
AP902	Swaziland	AP/P/98/01245
AP902	Uganda	AP/P/98/01245
704086	Australia	11199/97
[X]	[X]	[X]
[X]	[X]	[X]
[X]	[X]	[X]
[X]	[X]	[X]
[X]	[X]	[X]
[X]	[X]	[X]
229-REG.5	Haiti
[X]	[X]	[X]
3027771	Japan	520533/97
[X]	[X]	[X]
[X]	[X]	[X]
[X]	[X]	[X]
324118	New Zealand	324118
[X]	[X]	[X]
[X]	[X]	[X]
[X]	[X]	[X]
[X]	[X]	[X]
96/9490	South Africa	96/9490

o	Filings equivalent to PCT WO 97/45116

Patent Number	Country	Application Number
[X]	[X]	[X]
[X]	[X]	[X]
[X]	[X]	[X]

SCHEDULE V

Public Health Service Patent License Agreement - Exclusive, between
Public Health Service agencies and Biosyn, Inc.

Incorporated by reference to Exhibit 10.22 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Commission.

SCHEDULE VI

License Agreement dated May 22, 2001, between
Biosyn, Inc. and Crompton Corporation.

Incorporated by reference to Exhibit 10.23 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Commission.